EXHIBIT 10.32

                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement is made as of this 8th day of November, 1999, between Preferred Voice, Inc., a Delaware corporation ("Licensor") and Midwest Wireless Communications L.L.C., a Delaware limited liability company, on behalf of itself and its wholly owned subsidiaries and affiliates ("Licensee"). Licensor and Licensee are collectively referred to in this Agreement as the "Parties."

                             Background Information

         Licensor has developed a system (the "System") that when interconnected with a telephone switching system is capable of performing the services (the "Services") described in a Marketing Agreement between Licensor and Licensee of even date (the "Marketing Agreement"). Each System consists of the hardware, certain third party software (the "Third Party Software") and certain proprietary application software developed by Licensor (the "Application Software"). Licensee is a licensed provider of wireless telephony and data services in the calling areas described in the Marketing Agreement (the "Service Areas"). Licensee wishes to offer the Services to end users ("End Users") under its own brand in conjunction with its telecommunications services, and Licensor has agreed to install its System in Licensee's location for that purpose pursuant to the Marketing Agreement.

         In consideration of the mutual promises made in this Agreement, Licensor and Licensee agree that the terms and conditions set forth as follows will apply to the license of Application Software.

                       ARTICLE 1. LICENSE AND PROCUREMENT

         1.01 License. Pursuant to this Agreement, Licensor hereby grants to Licensee a nontransferable, non-exclusive license to use the Application Software, together with all subsequent improvements thereto in the Service Area.

         1.02 Term. The initial term of this Agreement shall be co-terminus with the Marketing Agreement.

                          ARTICLE 2. LIMITATIONS ON USE

         2.01 General Use. Licensee agrees to use the Application Software solely to provide the Services to End Users. Licensee may private brand the Services it offers.

         2.02     Location.

                  (a) Use of Application Software. The Application Software may be used only on the hardware provided by Licensor ("Designated Hardware") at Licensee's switch locations in the Licensed Areas.


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                  (b) Temporary  Use of  Non-Designated  Hardware.  Licensee may
temporarily install and use the Application Software on hardware other than Designated Hardware, but only if the Designated Hardware cannot be used because of hardware, software or other malfunction and only until the Designated Hardware is returned to operation. Licensee shall not install or use the Application Software on such replacement hardware without the prior verbal consent of Licensor. Licensor shall not unreasonably withhold this consent if the proposed replacement hardware meets or exceeds the Specifications for the Designated Hardware.

         2.03 Copies. Licensee may make one "backup copy" of the Application Software for archival purposes at each location; any such archival copy may be stored at the location where the products are installed and operational or at any such reputable off-site storage facility or facilities, as the case may be, which Licensee, in its reasonable judgment, shall select to maintain and protect such archival copy for purposes of disaster recovery. Licensee shall not otherwise copy any portion of the Software, except as necessary to use the Application Software, solely as permitted in this Agreement. Licensee shall reproduce and include Licensors applicable copyright notice, patent notice, trademark, or service mark on any copies of the Application Software.

                           ARTICLE 3. PROPERTY RIGHTS

         3.01 Title to Software. Title to the Application Software is reserved for Licensor. Licensee acknowledges and agrees that Licensor is and shall remain the owner of the Application Software and shall be the owner of all copies of the Application Software made by Licensee.

         3.02 Confidentiality of Software. Licensee acknowledges that the Application Software is confidential in nature and that Licensor considers it a trade secret belonging to Licensor. Licensee agrees to hold the Application Software in confidence for Licensor and not to sell, rent, license, distribute, transfer, or disclose the Application Software or its contents, including methods or ideas used in the Application Software, to anyone except to employees or third party consultants of Licensee when disclosure to employees or such third party consultants is necessary to use the license granted in this Agreement. Licensee shall instruct all employees and third party consultants to whom any such disclosure is made that the disclosure is confidential and that the employee must keep the Application Software confidential by using the same care and discretion that they use with other data designated by Licensee as confidential. The confidentiality requirements of this Section shall be in effect both during the term of this Agreement and after it is terminated for a period of three (3) years, provided, that the foregoing restrictions shall not apply to information: (a) generally known to the public or obtainable from public sources; (b) readily apparent from the keyboard operations, visual display, or output reports of the Application Software; (c) previously in the possession of Licensee or subsequently developed or acquired without reliance on the Application Software; or (d) approved by Licensor for release without restrictions on use and disclosure similar to those found in this Agreement.

         3.03 Security. Licensee agrees to keep the Software in a secure place, under access and use restrictions designated to prevent disclosure of the Software to unauthorized persons. Licensee agrees to at least implement the security precautions that it normally uses to protect its own confidential materials and trade secrets.

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         3.04  Disclosure as Breach.  Licensee agrees that any disclosure of the
Software to a third party, except as set forth above, constitutes a material breach of this Agreement, entitling Licensor to the benefit of Section 5.01 hereof.

         3.05 Removal of Markings. Licensee agrees not to remove, mutilate, or destroy any copyright, patent notice, trademark, service mark, other proprietary markings, or confidential legends placed on or within the Software.

                         ARTICLE 4. WARRANTY PROVISIONS

         4.01     Warranties

                  (a) General. Licensor warrants that (i) it has good title to the Application Software and the right to license its use to Licensee free of any proprietary rights, liens, or encumbrances of any other party, (ii) the Application Software will permit the System to provide Services when properly interconnected to Licensee's functioning switches described in the Marketing Agreement (provided, that ANY MODIFICATION OF THE APPLICATION SOFTWARE. BY ANY PERSONS OTHER THAN LICENSOR SHALL VOID THE WARRANTY IN THIS CLAUSE (ii)), (iii) commencing on installation thereof, and for a period of one (1) year thereafter,
(1) the Software shall be free of viruses, bugs or contaminants which may cause damage to Licensee's systems or interrupt Licensee's utilization of a System; and (2) the media in which the Software is contained shall be free of material defects in materials or workmanship.

                  b. Year 2000. Licensor warrants that the Application Software delivered or modified by Licensor is Year 2000 Compliant (as defined below). Year 2000 Compliant software that is intended to interoperate with third party products (including Third Party Software) as described herein will be compatible and inter-operate in such manner as to process between them, as applicable, date related data correctly as described in the definition of "Year 2000 Compliant." Except as set forth in the preceding sentence, (i) Licensor assumes no responsibilities or obligations to cause third party products to function with the Application Software; and (ii) Licensor will not be in breach of this warranty for any failure of the Application Software to be Year 2000 Compliant if such failure results from the inability of any software, hardware, or systems of Licensee or any third party to be Year 2000 Compliant. "Year 2000 Compliant" means that (a) neither the performance nor functionality of the Application Software will be affected by dates prior to, during and after the year 2000, (b) no value for current date will cause any interruption in the operation of the Application Software; (c) the year 2000 is recognized as a leap year; (d) in all interfaces and data storage the century, in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules; and (e) date-based functionality of the Application Software behaves and will behave consistently for dates prior to, during and after the year 2000.

         4.02 Remedies. In the event of any nonconformity or defect in the Application Software (or any other breach with respect to the condition or operation of the Application Software) for which Licensor is responsible, Licensor shall, during the foregoing respective warranty periods, (A) provide reasonable efforts to correct or cure such nonconformity, defect, contaminant or breach

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(which may include a workaround for system errors),  (13) at Licensor's  option, replace the relevant part of the Application Software in lieu of curing such nonconformity, defect, contaminant or breach, or (C) if Licensor determines that neither of the foregoing is commercially practicable, remove the System and terminate the Marketing Agreement and this License Agreement.

         4.03 Warranty Disclaimer. LICENSOR DOES NOT REPRESENT OR WARRANT THAT ALL ERRORS WILL BE CORRECTED. LICENSEE AGREES THAT LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR THE DEFECTS DESCRIBED IN THIS SECTION SHALL BE LIMITED TO THE CORRECTIVE ACTION DESCRIBED IN THIS SECTION. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         4.04 Limitation of Remedies. LICENSEE AGREES THAT ITS EXCLUSIVE REMEDIES, AND LICENSORS ENTIRE LIABILITY WITH RESPECT TO THE SOFTWARE IS AS SET FORTH IN THIS AGREEMENT. LICENSEE FURTHER AGREES THAT LICENSOR SHALL NOT BE LIABLE TO LICENSEE FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF ITS USE OR INABILITY TO USE THE SOFTWARE OR THE BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, EXCEPT AS SET FORTH IN SECTION 4.05.

         4.05     Indemnification.

                  (a) Infringement. Licensor agrees to indemnify and hold Licensee and its directors, officers, employees and agents, harmless against any and all claims, demands, actions, losses, liabilities, judgments, settlements, awards and costs (including reasonable attorneys' fees and expenses) (collectively, "Liabilities") arising out of or related to any claim against Licensee by a third party that Licensee's use or possession of the Application Software (or the license granted to Licensee hereunder with respect thereto), infringes or violates any United States patent, copyright or other proprietary right of any third party; provided that Licensee gives Licensor prompt notice of any such claim of which it has actual knowledge and cooperates fully, at Licensor's expense, with Licensor in the defense of such claim. Licensor shall have the exclusive right to defend and settle at its sole discretion and expense all suits or proceedings arising out of the foregoing. Licensee shall not have the right to settle any action, claim or threatened action without the prior written consent of Licensor (at Licensor's sole and absolute discretion). In case use of the Application Software is forbidden by a court of competent jurisdiction because of proprietary infringement, Licensor shall promptly, at its option, (i) procure for Licensee the rights to continue using the Application Software; (ii) replace the infringing Application Software with non-infringing Application Software of equal performance and quality which are materially the functional equivalent of the infringing Application Software;
(iii) modify the infringing Application Software so it becomes non-infringing while materially maintaining the functionality thereof; or (iv) if none of the foregoing are commercially practicable, remove the System and terminate the Marketing Agreement and this License Agreement. Licensor will then be released from any further obligation whatsoever to Licensee with respect to the infringing part of the Application Software. Nothing in this Section shall be deemed to make Licensor liable for any patent

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or  copyright  infringement  suits that arise in  connection  with (a)  designs, modifications, use, integration or data furnished by Licensee if infringement would have been avoided by not using or combining the Application Software with such other programs or data or (b) if infringement would have been avoided by the use of an updated version made available to Licensee.

                  (b) Other. Licensor agrees to indemnify and hold Licensee harmless against any and all Liabilities arising out of Licensor's negligent acts or omissions, intentional torts, or material breach of this Agreement.

                             ARTICLE 5. TERMINATION

         5.01 Cause for Termination. The license granted in this Agreement shall terminate automatically and without further notice upon the occurrence of expiration of the term, specified in Section 1.02 or of any renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement. Licensor may terminate this Agreement in the event that (a) Licensee discloses the Software to a third party except as authorized herein, whether directly or indirectly and whether inadvertently or purposefully, or (b) Licensee attempts to use, copy, license, or convey the Software in any manner contrary to the terms of this Agreement or in derogation of Licensors proprietary rights in the Application Software. In addition, either party may terminate this Agreement (and all licenses granted hereunder) at any time if (a) the other party breaches any material term hereof (other than breaches by Licensee pursuant to the preceding sentence) or the Marketing Agreement and fails to cure such breach within 30 days after receipt of written notice, (b) the other party shall be or becomes insolvent, (c) the other party makes an assignment for the benefit of creditors, (d) there are instituted by the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, (e) there are instituted against the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution, which proceedings are not dismissed within 60 days, or (f) the other party ceases to do business. In the event that Licensor terminates this Agreement pursuant to this Section, Licensor may invoke all rights Licensor possesses upon termination.

         5.02 Effect of Termination.  Licensee agrees that on termination  under
Section 5.01, Licensor may recover all copies of Application Software that have been delivered to or made by Licensee, and (on Licensor's request) Licensee shall destroy all copies of the Application Software that are not recovered by Licensor, certify to Licensor that it has retained no copies of the Application Software, and acknowledge that it may no longer use the Application Software. Upon termination of the license, Licensors obligations under this Agreement shall cease.

                            ARTICLE 6. MISCELLANEOUS

         6.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICTS OF LAW RULES OR PRINCIPLES OF THE STATE OF TEXAS THAT WOULD REQUIRE REFERENCE TO THE LAWS OF ANOTHER JURISDICTION SHALL BE DISREGARDED.


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         6.02  Headings.  Headings  used in  this  Agreement  are to  facilitate reference only, are not a part of this Agreement, and will not in any way affect the interpretation hereof. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with references thereto, but rather shall be deemed to refer to all other items and matters, that reasonably could fall within the broadest possible scope of such general statement, term or matter.

         6.03 Assignment. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and may not be assigned, in whole or in part, by any of the parties to any other person, firm or corporation without the prior written consent thereto by the other party hereto, which consent will not be unreasonably withheld; except that either party may freely assign any or all of its rights and obligations hereunder to any affiliate. An affiliate is (a) an entity that owns all or substantially all of the outstanding stock of the entity so assigning, (b) an entity all or substantially all of whose stock is owned by the entity so assigning, or (c) an entity under common ownership with the entity so assigning. Such assignee entity shall thereupon be free to assign the rights and obligations under this Agreement to any other affiliate. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

         6.04 Failure or Partial Exercises. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right or remedy hereunder exclude any other or further exercise thereof or the exercise of any other right hereunder.

         6.05 Entire Agreement, Amendments. This Agreement and all schedules and exhibits annexed hereto constitute the entire agreement among the parties respecting the subject matter hereof and supersedes all prior agreements among the parties relative to the subject matter hereof. In entering this Agreement, Licensee did not rely on any representations or warranties of Licensor or its employees or agents other than those set forth in this Agreement. This Agreement may not be modified or amended except by a writing that states that it is an amendment to this Agreement and which is signed by duly authorized representative of the parties.

         6.06 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched either (i) by hand delivery, (ii) by facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the signature page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by facsimile as aforesaid, notices given as herein provided shall be considered to have been received at the beginning of recipients next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.


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         6.07 Partial  Invalidity.  If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties to this Agreement that in lieu of each clause or provision of this Agreement that is held to be illegal, invalid, or unenforceable, there be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

         6.08 Attorneys' Fees. The prevailing party in any litigation, arbitration or other proceedings arising out of this Agreement shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

         6.09 Force Majeure. No party hereto shall be liable for delay or default in performing hereunder, other than a delay or default in payment of any monies due to the other party, if such performance is delayed or prevented by a Force Majeure Condition. "Force Majeure Condition" means any condition or event beyond the reasonable control of the party affected thereby, including fire, explosion, or other casualty, act of God, war or civil disturbance, acts of public enemies, embargo, acts of city, state, local or federal governments in their sovereign, regulatory, or contractual capacity, labor difficulties, and strikes, but specifically excluding a party's failure to be Year 2000 Compliant. If a Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt notice of such occurrence to the other party. The party affected by the other party's inability to perform may, after sixty (60) days, elect to either terminate this Agreement or continue performance with the option of extending the terms of the Agreement up to the length of time the Force Majeure Condition endures. The party experiencing the Force Majeure Condition must inform the other party in writing when such a condition ceases to exist. Each party shall, with the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure Condition.

         6.10 Independent Contractor. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (a) to give either party the power to direct and control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, owners or otherwise as participants in a joint or common undertaking, or (c) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.


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PREFERRED VOICE, INC.                   Midwest Wireless Communications, L.L.C.
                                        on behalf of itself and its wholly owned subsidiaries and affiliates

By:                                     By:
     --------------------------              -----------------------------------
Name:                                   Name:
     --------------------------              -----------------------------------
Title:                                  Title:
     --------------------------              -----------------------------------

6500 Greenville Avenue                  Address:
Suite 570                                    -----------------------------------
Dallas, Texas 75206                     ----------------------------------------
Fax No.:          214-265-9663          ----------------------------------------
Phone:            214-265-9580          Fax No.
                                             -----------------------------------
                                        Phone:
                                             -----------------------------------


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